UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 3, 2005

Date of Report (Date of earliest event reported)
WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
     We have entered into a new amended and restated employment agreement, dated as of August 3, 2005 (the “New Agreement”) with Martin J. Wygod, our Chairman of the Board. The New Agreement supersedes the existing employment agreement between WebMD Corporation and Mr. Wygod (the “Existing Agreement”). To the extent required by Item 1.01 of Form 8-K, the following are incorporated by reference into this Item 1.01 pursuant to General Instruction B.3 of Form 8-K:
•	the description of the New Agreement under the heading “Executive Compensation — Compensation Arrangements with Executive Officers — Arrangements with Martin J. Wygod” in our preliminary Proxy Statement for our 2005 Annual Meeting of Stockholders filed August 4, 2005; and

•	the description of the Existing Agreement under the heading “Executive Compensation — Compensation Arrangements with Executive Officers — Arrangements with Martin J. Wygod” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Amendment No. 1 on Form 10-K/A; and

•	the Existing Agreement itself, a copy of which was filed as Exhibit 10.55 to our Annual Report on Form 10-K for the year ended December 31, 2001, as amended by Amendment No. 1 on Form 10-K/A.
The summary of the New Agreement that is incorporated by reference into this Item 1.01 is qualified in its entirety by reference to the New Agreement itself, a copy of which is being filed as Exhibit 10.1 to this Current Report and which is incorporated by this reference into this Item 1.01 in its entirety.
Item 1.02 Termination of a Material Definitive Agreement
     To the extent required by Item 1.02 of Form 8-K because the New Agreement supersedes the Existing Agreement, the information contained or incorporated by reference into Item 1.01 of this Current Report regarding agreements between us and Martin J. Wygod is incorporated by reference into this Item 1.02.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

The following exhibit is filed herewith:

	10.1	Amended and Restated Employment Agreement, dated as of August 3, 2005, between the Registrant and Martin J. Wygod

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION
Dated: August 5, 2005	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of August 3, 2005, between the Registrant and Martin J. Wygod

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